Exhibit 99.1

INmune Bio, Inc. Awarded $2.9 Million NIH Small Business Innovation Research Grant to Support Phase 2 Study of XPro1595 in Patients with Treatment Resistant Depression

100 patient blinded, randomized, biomarker-directed Phase 2 study will use neuroimaging technology to study the complex biology of treatment resistant disease

Study supports INmune Bio’s approach to treating inflammation as a common mechanism in neurologic disease

Accompanying Key Opinion Leader webinar to be hosted on September 29, 2020 to discuss the role of neuroinflammation in treatment resistant depression

LA JOLLA, Calif., Sept. 16, 2020 (GLOBE NEWSWIRE) --  INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announced it has received a $2.9 million Small Business Innovation Research (SBIR) grant from the National Institutes of Health (NIH), of which (subject to the terms of the grant), the Company will receive $739,739 this year, $1,210,682 next year with the balance to be received in 2022. The grant will support a Phase 2 study of XPro1595 in patients with treatment resistant depression. The study, entitled, “Effects of the Next Generation TNF Inhibitor (XPro1595) on Inflammation-related Deficits in Reward Circuitry and Motivation in Depression,” will be conducted at two sites in the U.S. – Emory University School of Medicine in Atlanta and University of Alabama in Birmingham.

“Treatment resistant depression is a major problem affecting more than seven million patients in the U.S. alone,” said CJ Barnum Ph.D., head of neurosciences at INmune Bio. “This grant is a collaboration with two highly-regarded thought leaders in this difficult to treat condition: Professor Andrew H. Miller, M.D. and Associate Professor Jennifer Felger, Ph.D., both at Emory University. Dr. Miller is the foremost expert in neuroinflammation and depression and published the first study demonstrating that anti-TNF treatment could improve depressive symptoms in patients that had high levels of the inflammatory marker C-Reactive Protein (CRP), a biomarker that will be used to select patients in our study. In addition, Dr. Felger discovered that the connection between two regions of the brain, vital for feelings of pleasure and motivation, are lost in depressed patients with inflammation. Our hypothesis is that XPro1595 will restore this connectivity.”

XPro1595 is a selective inhibitor of soluble Tumor Necrosis Factor (sTNF), a key inflammatory cytokine implicated in causing neuroinflammation in patients with neurologic disease including treatment resistant depression, Alzheimer’s disease, and other neurodegenerative diseases. This Phase 2 multi-center, blinded, randomized study will enroll patients with treatment resistant depression that have biomarkers of inflammation and anhedonia (inability to feel pleasure). Neuroimaging biomarkers will be used to measure response to XPro1595. Patients will be studied with functional MRI to determine if functional connectivity in reward-related brain circuitry can be improved by reversing neuroinflammation, and if this translates into improvements in the clinical symptoms of anhedonia and motivation.

RJ Tesi M.D., chief executive officer of INmune Bio, added, “This award reinforces one of INmune Bio’s fundamental drug development tenets – by targeting the underlying biology, you can target a diverse group of diseases caused by inflammation. Through this Phase 2 study, we will evaluate the potential utility of XPro1595 to treat the biology of neuroinflammation which, we believe, will have a beneficial effect on patients suffering from treatment resistant depression. We recently presented preliminary data demonstrating that XPro1595 decreased neuroinflammation in Alzheimer’s disease, and we believe these findings provide strong rationale for study in this high-need neuroinflammatory indication as well.”

The company will also host a Key Opinion Leader (KOL) webinar at 1 p.m. ET on Tuesday, September 29, 2020 to provide additional information about the role of neuroinflammation in treatment resistant depression. This webinar will feature presentations by Charles Raison, M.D., professor in the Department of Psychiatry at the University of Wisconsin at Madison, and John E. Schneider, Ph.D., chief executive officer and principal of Avalon Health Economics. Further details will be provided in the near future.

Disclaimer: Research reported in this publication was supported by the National Institute of Mental Health of the National Institutes of Health under Award Number R44MH125480. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.

About Treatment Resistant Depression

Major Depressive Disorder (MDD) is highly prevalent, difficult to treat, and is one of the most disabling of all medical conditions worldwide. According to the National Institutes of Health, an estimated 20 million adults, experience MDD each year. At least one third (approximately seven million patients) are considered to have Treatment Resistant Depression (TRD), which is defined as persistence of depressive symptoms after the patient has failed to respond to two previous lines of conventional anti-depressant treatment of adequate dose and duration. Patients with TRD incur the highest direct and indirect medical costs among those with MDD. These costs increase with the severity of TRD. Treatment-resistant patients are twice as likely to be hospitalized, and their cost of hospitalization is more than six times the mean total cost for depressed patients who are not treatment resistant. account for nearly $64 billion of total costs.1,2

About XPro1595

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro1595 could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and treatment resistant depression (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, LIVNate, Quellor™ and INKmune are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. Our two platforms are beginning clinical trials and there cannot be any assurance of the success of these trials. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

1 Mrazek, et al. A Review of the Clinical, Economic, and Societal Burden of Treatment-
Resistant Depression: 1996–2013. Psychiatr Serv. 2014;65(8):977-987.

2 Ionescu, et al. Pharmacological approaches to the challenge of treatment-resistant depression. Dialogues Clin Neurosci. 2015;17(2):111-126.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
dmoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390
chuck@lifesciadvisors.com

Media Contact:
Meredith Sosulski, Ph.D.
LifeSci Communications
(929) 469-3851
msosulski@lifescicomms.com